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                                                                    Exhibit 10.6



                                  LEASE BETWEEN

                  MLH INCOME REALTY PARTNERSHIP V, as Landlord

                 AND ADVANCED MANUFACTURING RESEARCH, as Tenant

                                 FOR PREMISES IN

                    TWO OLIVER STREET, BOSTON, MASSACHUSETTS

                                  DATE: 8/12/92



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      AGREEMENT OF LEASE, made this 12th day of August, 1992 between MLH INCOME
REALTY PARTNERSHIP V, a New York limited partnership having an office at Two Broadway, 22nd Floor, New York, New York 10004 (the "Landlord") and Advanced Manufacturing Research, a Massachusetts Corporation having an office at 101 Rogers Street, Cambridge, Massachusetts (the "Tenant").

      FOR PREMISES IN: Landlord's building located at Two Oliver Street, Boston, Massachusetts (the "Building" which term shall include the land on which it is located where the context shall so admit).

      LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby covenant and agree as follows:

                            ARTICLE 1.00 DEFINITIONS

1.01  DEFINITIONS IN THIS LEASE:

      (a)   "Annual Rent" means $ SEE EXHIBIT B payable as provided under
            Article 4.01.

      (b)   "Article" means an article of this Lease.

      (b-1) "Building" means that certain building located at Two Oliver Street, Boston, Massachusetts, together with the land upon which said building is situated.

      (c) "Commencement Date" means September 1, 1992 (the "Original Commencement Date"), unless said Commencement Date is delayed and set at a later date in accordance with Article 3.03.

      (d)   "Exhibit A" means the plan(s) attached hereto as Exhibit A.

      (e) "Exhibit B" means the provisions relating to Occupancy Costs and Other matters attached hereto as Exhibit B.

      (f) "Exhibit C" means the Building Rules and Regulations attached hereto as Exhibit C.

      (g) "Exhibit D: means the provisions relating to Landlord's services attached hereto as Exhibit D.

      (h) "Exhibit E" means the provision relating to Improvements to the Premises attached hereto as Exhibit E.


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      (i)   "Exhibit F" means the Commencement Date acknowledgment to be executed by the Landlord and Tenant at the commencement of the Term attached hereto as Exhibit F.

      (j) "Fiscal Year" means a twelve-month period (all or part of which falls within the Term) from time to time determined by Landlord at the end of which Landlord's books are balanced for auditing and/or taxation purposes.

      (k) "Lease" means this lease, Exhibits A, B, C, D, E and F and Riders (if attached) to this Lease, and every properly executed instrument which by its terms amends, modifies or supplements this Lease.

      (l)   "Occupancy Costs" means amounts payable by Tenant to Landlord under
            Article 4.02.

      (m)   "Other Charges" means amounts payable to Landlord under Article
            4.02.

      (n) "Premises" means 5,799 rentable square feet, more or less, on the fifth (5th) floor of the Building as generally indicated on Exhibit A.

      (o) "Rent" means the aggregate of all amounts payable by Tenant to Landlord under Articles 4.01, 4.02 and 4.03.

      (p) "Rules and Regulations" means those rules and regulations set forth in Exhibit C as the same may be amended from time to time by Landlord.

      (q)   "Security Deposit" means $3,508.40 to be held as provided in Article
            20.11 hereof.

      (r) "Term" means a period of 5 years commencing with the Commencement Date, unless sooner terminated as herein provided; and any renewals or extensions thereof.

      (s) "Use" means for general office use in connection with the conduct of the business activity set forth below only and none other: General office uses.


                           ARTICLE 2.00 GRANT OF LEASE

2.01 GRANT. Landlord hereby demises and leases the Premises to Tenant (subject to the rights of Landlord contained in Article 11.00), and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease. Tenant is hereby granted the right to use, in common with all others lawfully entitled thereto, all means of egress,

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      ingress, lobbies and Common Areas (as such term is hereinafter defined)
      within the Building from time to time so designated by Landlord.

2.02 QUIET ENJOYMENT. So long as Tenant is not in default under this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against all parties claiming by, through or under Landlord, subject to the terms and conditions of this Lease, provisions of law and rights of record to which this Lease is or may become subordinate.

2.03 COVENANTS OF LANDLORD AND TENANT. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.


                        ARTICLE 3.00 TERM AND POSSESSION

3.01  TERM. The Term of this Lease shall be the number of years set forth in
      Article 1.01(s), beginning on the date set forth in Article 1.01(c) (the "Commencement Date") unless extended or renewed or terminated earlier as provided in the Lease.

3.02 EARLY OCCUPANCY. If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant shall pay to Landlord on the Commencement Date, Rent for the period from the date Tenant began to conduct business therein to the Commencement Date, which Rent shall be that proportion of Rent for one calendar year which the number of days in such period bears to 360. The provisions of this Lease shall be applicable during such period.

3.03 POSSESSION. On or before the Original Commencement Date, Landlord shall substantially complete the work specified in Exhibit E hereto. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on or before the Original Commencement Date for reasons beyond control of the Landlord, or because of delays in delivery of carpet, then Tenant shall [at Tenant's option] either take possession of the Premises on the date (not later than six (6) months after the Original Commencement
      Date) when Landlord delivers possession of all the Premises, or occupy the premises prior to carpet installation and Landlord will install the carpet as soon as possible thereafter on a non-business day, which date shall be conclusively established by notice to Tenant, accompanied and confirmed by a certificate of an Architect, at least five (5) days before such date, and which date shall ten be considered to be the Commencement Date for purposes of this Lease. Notwithstanding the foregoing, in the event that any delay in delivery of possession of the Premises to Tenant is principally caused by or is attributable to the act or neglect of tenant, its servant, agents, employees, or independent contractors (collectively "Tenant's Acts"), the Commencement Date shall be the later of the Original Commencement Date or the date on which


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      possession of the Premises would have been delivered to Tenant but for the delay caused by Tenant's Acts, and Tenant shall be liable for Rent and other obligations under the Lease from said Commencement Date. Tenant may take occupancy prior to installation of carpet.

3.04 ACCEPTANCE OF PREMISES. Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are in satisfactory condition, except if carpet is not yet installed per Section 3.03 above, on the date of taking possession, subject only to latent defects and deficiencies (if any) listed in writing in a notice delivered by Tenant to Landlord not more than 30 days after the earlier of the date of taking possession and the Commencement Date.


                      ARTICLE 4.00 RENT AND OCCUPANCY COSTS

4.01 ANNUAL RENT. Tenant shall pay to Landlord as annual Rent for the Premises the sum shown in Article 1.01(a) as Annual Rent in respect of each year of the Term, payable in advance and without notice in equal monthly installments on the Commencement Date and on the first day of each calendar month thereafter during the Term.

4.02 OCCUPANCY COSTS. Tenant shall pay to Landlord at the times and in the manner provided in 4.06, the Occupancy Costs (including Common Areas Cost and Tax Costs) determined pursuant to Exhibit B.

4.03 OTHER CHARGES. Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by Landlord, all amounts (in addition to those amounts payable under Articles 4.01 and 4.02) which are payable by Tenant to Landlord under this Lease. Without limitation, this Lease shall be deemed and construed as a "Net Lease" and except as herein otherwise expressly set forth, Tenant shall pay to Landlord, absolutely net through the Term of this Lease, the Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set-off, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth.

4.04 PAYMENT OF RENT - GENERAL. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender of the


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      jurisdiction in which the Building is located, at the address of Landlord as set forth in or at such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.05 ANNUAL RENT - EARLY COMMENCEMENT OR TERMINATION. If the Term, respectively, begins or ends on a day other than the first or last day of a calendar month, the installment of Rent payable on the first day of the Term or the first day of the last calendar month of the Term shall be prorated for such first or last partial month for the actual number of days elapsed based upon a thirty (30) day month.

4.06  PAYMENT - OCCUPANCY COSTS.

      (a) Prior to the Commencement Date and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Occupancy Costs for the appropriate Fiscal Year and, without further notice, Tenant shall pay to Landlord in monthly installments one-twelfth (1/12) of such estimates simultaneously with Tenant's payments of Annual Rent during such Fiscal Year. Tenant shall not be obligated to pay any operation escalation in calendar year 1992 nor real estate tax escalations in fiscal year 1993.

      (b) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within one hundred twenty (120) days after the end of each Fiscal Year a written statement (the "Statement") setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year. If the aggregate of monthly installments of Occupancy Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Occupancy Costs payable for such Fiscal Year under Article 4.03, Tenant shall pay or Landlord shall give Tenant credit for (or after the expiration of the Term if Tenant is not in default, refund to Tenant) the difference (as the case may be) without interest within thirty (30) days after the date of delivery of the Statement.

      (c) If Landlord and Tenant disagree on the accuracy of Occupancy Costs as set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall immediately be referred by Landlord for prompt decision by mutually acceptable public accountant, architect, insurance broker or other professional consultant who shall be deemed to be acting as expert and not arbitrator and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. In the event Landlord and Tenant are unable to agree upon such a mutually acceptable expert, Landlord shall request that such an expert be appointed by the Regional Vice President (or the person acting in such capacity) of the office of the American Arbitration Association in Boston, Massachusetts and a


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            determination signed by the Expert appointed by such person shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within fourteen (14) days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert's making such decision except where the required payment represents three (3%) percent or less of the Occupancy Costs that were the subject of the disagreement, in which case Tenant shall bear all such costs.

      (d) Neither party may claim a readjustment in respect of Occupancy Costs for a Fiscal Year if based upon any error of computation or allocation except by notice delivered to the other party within six
            (6) months after the date of delivery of the Statement.

      (e) In any Fiscal Year when the Building has an average annual occupancy rate of less than ninety five (95%) percent, the Occupancy Costs allocable to the Premises will be calculated as though the Building were ninety five (95%) percent occupied and the Occupancy Costs allocable to the Premises shall mean the same proportion of the Occupancy Costs for the entire Building as the rentable floor area of the Tenant's Premises bears to one hundred (100%) percent of the rentable floor area in the Building. If any Fiscal Year when the Building has an average annual occupancy rate of ninety five (95%) percent or more, then the Occupancy Costs allocable to the Premises shall be determined in accordance with Article 2.02 of Exhibit B.

      (f) In the event that any tax or charge shall be imposed upon Landlord by reason of any improvements made by or at the request of Tenant to the Premises subsequent to the completion of work to be done by Landlord prior to the Commencement Date, Tenant shall pay the entire amount of such tax, in addition to all other amounts due hereunder, as additional Rent.


                          ARTICLE 5.00 USE OF PREMISES

5.01 USE. The Premises shall be used and occupied solely for the Use set forth in Article 1.01(t) and for no other use or purpose.

5.02 COMPLIANCE WITH LAWS. The Premises shall be used and occupied in a safe, careful and property manner so as not to contravene any present or future governmental or quasi-governmental laws, regulations or orders or any requirements and those of insurers. If due solely to Tenant's use of the Premises, improvements to all or any portion of the Premises or the Building are necessary to comply with any of the foregoing or with the requirements of any insurance carriers, Tenant shall pay the entire cost thereof immediately upon demand


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      therefor by Landlord or the party, if other than Landlord, to whom such payment is due.

5.03 ABANDONMENT. Tenant shall not vacate or abandon the Premises any time during the Term without Landlord's prior written consent.

5.04 NUISANCE. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin (or materials which would attract the same) and free of anything of a dangerous, noxious or offensive nature or which could create a fire hazard or increase the cost of casualty insurance (through undue load on electrical circuits, undue vibration, heat, noise or otherwise). Tenant shall not use in the Premises sound equipment (such as loudspeakers, broadcasts and telecasts) in a manner seen or heard outside the Premises, nor permit any odors to emanate therefrom regardless of the nature of Tenant's use and shall not place or keep any merchandise or other thing in the Common Areas.

                       ARTICLE 6.00 SERVICES, MAINTENANCE,
                       REPAIR AND ALTERATIONS BY LANDLORD

6.01 OPERATION OF BUILDING. During the Term, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations and with standards from time to time prevailing for buildings of its type in the area in which the Building is located and, subject to participation by Tenant by payment of Occupancy Costs under Article 4.02 and the provisions of Articles 15.00 and 16.00, shall provide the services set out in this Article 6.00.

6.02 SERVICES. Landlord shall provide in the Building or Premises, as the case may be, the following:

      A.    Building Services

            (i) domestic running water and necessary supplies in common washrooms sufficient for the normal use thereof by occupants in the Building;

            (ii) access to and egress from the Premises, including elevator or escalator service if included in the Building;

            (iii) heat, ventilation, cooling, lighting, electric power, and janitor service in those areas of the Building from time to time designated by Landlord for use by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord;

            (iv) a general directory board on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant; and

            (v)   maintenance, repair, and replacement as set out in Article
                  6.03.


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      B.    SERVICES TO PREMISES:

            (i) equipment for heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during normal business hours, provided however that Tenant shall pay the costs of operating such equipment, including, without limitation, electricity as separately metered;

            (ii) janitor services, as reasonably required to keep the Premises in a clean and wholesome condition in accordance with the standards set forth in Exhibit D hereto, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day, and interior window washing on a periodic basis;

            (iii) electric power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building), provided, however, that Tenant shall pay the costs of same as separately metered;

            (iv) replacement of Building standard florescent tubes, light bulbs and ballasts in the Common Areas as required from time to time as a result of normal usage; and

            (v)   maintenance, repair, and replacement as set in Article 6.03.

      C.    ADDITIONAL SERVICES:

            (i) If from time to time requested in writing by Tenant and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises services in addition to those set out in this Article 6.02, provided that Tenant shall, within ten
                  (10) days of receipt of any invoice for any such additional service, pay Landlord therefor at such reasonable rates as Landlord may from time to time establish; and

            (ii) Tenant shall not, without Landlord's written consent, install in the Premises equipment (including telephone, computer, word processing, duplicating or other equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion by required to maintain proper temperature levels, and Tenant shall pay Landlord


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                  within ten (10) days of receipt of any invoice for the cost thereof, including the cost of installation, operation and maintenance.

6.03 MAINTENANCE, REPAIR AND REPLACEMENT. Except to the extent that the need therefor shall result from the negligence or default of Tenant, Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of Landlord's services under Article 6.02 (except as such may be installed by or be property of Tenant) and be responsible for and maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under
      Article 9.00, subject to the provisions of Articles 15.00 and 16.00 and as determined to be necessary by Landlord provided that:

      (a) if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

      (b) Landlord may temporarily discontinue such services or any of them at such times as may be necessary regulations, or orders of any governmental or quasi-governmental authority.

7.02 FAILURE TO MAINTAIN PREMISES. If Tenant fails to perform any obligation under this Article 7.00, then on not less than ten (10) days' notice to Tenant (except in the case of emergency, in which event no notice shall be required), Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant shall pay Landlord for the cost thereof within five
      (5) days of demand therefor. Tenant shall perform all of its maintenance work using items of quality equal or better to those being repaired or replaced and shall perform all of its maintenance work in a good and workmanlike manner and in a way which will not affect areas outside the Premises.

7.03 ALTERATION BY TENANT. Tenant may from time to time at its own expense make non-structural changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall:

            (a) comply with the requirements of Landlord's insurer and any governmental or quasi-governmental authority having jurisdiction;

            (b) be made only with the prior written consent of Landlord, after submission of satisfactory plans and specifications to Landlord which are approved by Landlord in its reasonable discretion;

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            (c)   equal or exceed the then current standard for the Building, and will not interfere with or injure the Building or any system or facility thereof; and

            (d) be carried out only by persons selected by Tenant and approved in writing by Landlord in its sole discretion, who shall, if required by Landlord deliver to Landlord before commencement of the work, performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

            Any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement or any other conduct of Tenant shall be borne by Tenant. Tenant shall have no right to make any structural change, addition or improvement in or to the Premises or any other portion of the Building.

7.04 TRADE FIXTURES AND PERSONAL PROPERTY. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided than no such installation shall interfere with or damage (or threaten the same) the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may be removed from the Premises only in accordance with the following:

            (a) from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation, or alternation of the Premises by Tenant; and

            (b) during a reasonable period prior to the expiration of the Term;

            provided that Tenant promptly repairs at its own expense any damage to the Premises resulting from such installation and removal.

7.05 MECHANICS LIENS. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in all or any portion of the Building or the land on which it is located or any part thereof, shall keep the title to the said land in the Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold Landlord harmless against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for or performance of such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have

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      knowledge and which affects the title to the said land or Building or any part thereof, and shall cause the same to be removed within five (5) days (or such additional time as Landlord may consent to in writing), failing which Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

7.06 SIGNS. Any sign, decal, lettering or design of Tenant which is visible from the exterior of the Premises shall be at Tenant's expense and subject to approval by Landlord, and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord. Tenant shall not otherwise inscribe or affix any sign, lettering or design in the Premises or Building which is visible from the exterior of the Building. Notwithstanding the above, Landlord at its expense shall provide building standard signage in the main lobby, elevator lobby, and on Tenant's entry door.

                               ARTICLE 8.00 TAXES

8.01 LANDLORD'S TAXES. Landlord shall pay (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) every real estate tax, assessment, license fee and other charge, excepting Tenant's Taxes under
      Article 8.02, which is after any contest Landlord may care to make, imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of the Building or parcel or parcels of land on which the Building is located.

8.02 TENANT'S TAXES. Tenant shall pay before delinquency every tax, assessment, license fee, user fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of:

            (a) operations at, occupancy of, or conduct of business in or from the Premises by Tenant or with Tenant's permission;

            (b) fixtures or personal property in the Premises which do not belong to the Landlord; and

            (c) the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof;

      provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Article 8.02 to the monthly installments of Annual Rent payable under Article 4.01 and Landlord shall remit such amount to the appropriate authorities.

8.03 RIGHT TO CONTEST. Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this Article 8.00, provided that (i) no contest by Tenant may be undertaken unless Tenant shall deposit with Landlord adequate and sufficient security against any loss or damage which may enuse; (ii) no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises or the Building and (iii) upon the final determination of any contest involving Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

                             ARTICLE 9.00 INSURANCE

9.01 LANDLORD'S INSURANCE. During the term, Landlord shall maintain at its own expense (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of Landlord in the Building with coverage and in amounts not loss than those required by any first mortgage of the Building. Policies for such insurance shall waive, to the extent available from Landlord's carrier(s) without additional cost (unless Tenant pay the same in advance), any right of subrogation against Tenant.

9.02  TENANT'S INSURANCE.

      1. Notwithstanding anything to the contrary set forth in this Lease, Tenant covenants and agrees that during the term of this Lease (and any renewal or extension thereof), Tenant, at its sole cost and expense, shall obtain, maintain and keep in full force and effect:

      (a) Comprehensive General Liability Insurance including Blanked Contractual, personal injury, Broad Form Property Damage, Completed Operations, Fire Legal Liability, Host Liquor Law Liability (and if Lessee shall be operating a restaurant, tavern or other establishment with sells or dispenses any drink or beverage containing alcohol, Dram Shop Liability) and Owned, Non-owned and Hired automobile coverages, naming Landlord and Tenant, any mortgagee of the Building and any lessor under a lease of the property on which the Building is located, and any other designee of Landlord, as insureds, with minimum limits of $1,000,000 combined single limit for property damage and bodily injury per occurrence for any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Premises and the public portions of the Building arising out of or in connection with any act or omission of Tenant, its employees, agents, contractors, customers, and invitees.

      (b) All Risk Insurance including without limitation sprinkler leakage and flood and earthquake (if flood and earthquake exposure exists) and vandalism and malicious mischief on a 100% replacement cost basis covering the Premises and all contents, merchandise, inventory, equipment, floor coverings, fixtures and improvements and such other portions of the Premises which Landlord is not responsible for restoring. Tenant shall apply all insurance proceeds attributable to any of the foregoing items to the repair and restoration thereof. In addition, Tenant shall obtain and keep in full force and effect during the term of this Lease business interruption insurance with all risk perils and such other insurance in such amounts as Landlord shall reasonably require.

      (c) Worker's Compensation Insurance as required by law and Employers' Liability coverage for a minimum of $100,000 per occurrence.

            2. Tenant covenants to comply with any and all rules and regulations applicable to the Premises issued by the Board of Fire Underwriters or by any other body hereinafter constituted exercising similar functions and insurance companies writing policies covering the Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages imposed because of failure of Tenant to comply with this Article 9.02 and agrees to indemnify Landlord from all liability (including without limitation attorney's fees) with reference thereto. Tenant shall, at its own cost and expense, procure and maintain each and every permit, license, certificate or other authorization and any renewals, extensions or continuances of the same required in connection with lawful and proper use of the Premises for Tenant's business. Tenant agrees to pay upon demand as additional rent under this Lease any increase in the amount of insurance premiums payable by Landlord for its insurance on the Building and/or the underlying property ("Landlord's Insurance") over and above the rate now in force that may be caused by Tenant's use or occupancy of the Premises or any act or omission of Tenant, its agents, employees, contractors or invitees. If as result of any such act or omission, all or any part of Landlord's Insurance shall be cancelled or suspended, then Tenant shall indemnify Landlord against any liability, cost or expense which would have been covered thereunder. All insurance obtained by Tenant hereunder shall be under primary policies and Landlord's Insurance shall be excess and noncontributory.

            3. Tenant shall deposit a policy or policies of all such insurance, or an approved certificate evidencing such insurance issued by duly authorized agents of the carriers in question, with Landlord at least ten (10) days before the Commencement Date and renewals of such policies and at least thirty (30) days prior to the expiration of any existing policies. All such policies shall provide that such insurance shall not be modified, cancelled, reduced or allowed to lapse except upon thirty (30) days prior written notice (by certified mail, return receipt requested) to Landlord and all additional insureds.

            4. All such policies shall (a) be written in form and substance satisfactory to Landlord by an insurance company licensed and authorized to do business in the state in which the Building is located and otherwise satisfactory to Landlord in all respects, (b) contain a provision or endorsement that (i) no act or omission of Tenant shall affect or limit the obligations of the insurer to pay the amount of the loss sustained, (ii) all of Tenant's indemnity obligations under this Lease are insured and (iii) Tenant shall be solely responsible for the payment of all premiums and that Landlord shall have no obligation to pay same notwithstanding that Landlord is or may be named as an insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies in the event of a default under this Lease. Carrying the prescribed insurance shall in no way be construed as either a limitation or satisfaction of the hold harmless or indemnity agreements contained in this Lease. In the event Tenant shall not obtain any of the insurance required to be obtained hereunder, Landlord shall have the right to obtain such insurance on Tenant's behalf and Tenant shall pay to Landlord the cost thereof upon demand as additional rent. Landlord shall have the further right to review annually the form, substance and limits of all of Tenant's insurance required hereunder and Tenant shall adjust its insurance and/or increase the limits thereof as Landlord shall deem reasonably necessary.

            5. Landlord and Tenant shall obtain in all policies of insurance respectively maintained by them with respect to the Building and/or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any property insurance. So long as both Landlord's and Tenant's policies then in force include such material waiver of subrogation, Landlord and Tenant, to the fullest extent permitted by law, each waive all right of recovery against the other for and agree to release the other from liability from loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party undertaking to obtain such waiver shall notify the other thereof in writing, and the latter shall have ten
            (10) days in which either to (i) procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) agree to pay such additional premium (in Tenant's case in the proportion which the rentable area of the Premises bears to the area covered by the insurance policy of Landlord in question).

                   ARTICLE 10.00 INJURY TO PERSON OR PROPERTY

10.01 INDEMNITY BY TENANT. Tenant and Landlord shall indemnify and hold each other harmless from and against every demand, claim, cause of action, judgement and expense and all loss and damage arising from:

      (a) any injury or damage to the person or property of Tenant or Landlord, any other tenant in the Building or to any other person where the injury or damage is caused by the conduct of Tenant or Landlord's business or the negligence or misconduct of Tenant or Landlord, its agents, servants, or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant or Landlord, or results from the violation of this Lease or of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by and of the foregoing;

      (b) any loss or damage, however caused, to books, records, files, money, securities, negotiable instruments or papers in or about the Premises;

      (c) any loss or damage resulting from Tenant's or Landlord's or either of their agents', servants', or employees' interference with or obstruction of deliveries to or from the Premises; and

      (d) any injury or damage not specified above to the person or property of Tenant or Landlord, their agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of Tenant or Landlord, where the injury or damage is caused by any reason other than the negligence or misconduct of Landlord or Tenant, their agents, servants, or employees.

10.02 SUBROGATION. The provision of this Article 10.00 are subject to the waiver of any right to subrogation against Tenant in Landlord's insurance under
      Article 9.01 and to the waiver of any right of subrogation against Landlord in Tenant's insurance under the Insurance Rider.


                     ARTICLE 11.00 ASSIGNMENT AND SUBLETTING

11.01 ASSIGNMENT. Tenant, with Landlord's prior written consent which may not be unreasonably withheld, may assign this Lease subject to the remaining provisions of this Lease and only as follows:

      (a) to an assignee who is a purchaser of all or substantially all of the business of the Tenant, provided that such assigned has a net worth greater than the higher of the net worth of Tenant, (i) on the date hereof, or (ii) on the date of such assignment (sometimes and "Equivalent Net Worth"), or a parent or wholly owned subsidiary company of Tenant, or a company which result from the reconstruction, consolidation, amalgamation or merger of Tenant, provided that the assignee after such assignment has an Equivalent Net Worth; or

      (b) subject to Article 11.03, to any other assignee who, in Landlord's reasonable opinion (i) will not be inconsistent with the character of the Building and its other tenants, and (ii) has an Equivalent Net Worth; and

      (c) in any such case of permitted assignment, Landlord shall be entitled to receive from Tenant, and Tenant shall pay to Landlord as a condition of such consent, an amount equal to differential, if any, between the amounts received by Tenant as consideration for the assignment of the Premises, whether designated as rent or as reimbursement for leasehold improvements installed by Tenant, or otherwise, and whether paid in a lump sum or otherwise, and the Rent for the period from the date of such assignment to the expiration of the Term after accounting for all costs associated with the assignment. Tenant and its assignee shall certify in writing to Landlord the full amount of such consideration.

11.02 SUBLEASING. Tenant, with Landlord's prior written consent which may not be unreasonably withheld and subject to Article 11.03, may sublet all or any part of the Premises to a sublessee who, in Landlord's reasonable opinion, will not be inconsistent with the character of the Building and its other tenants and otherwise meets Landlord's standards. Landlord may condition such consent upon having the Annual Rent for the Term of this Lease as to the portion of the Premises being sublet raised so that it shall be the same consideration, whether designated as rent or otherwise, being paid as such sublessee after accounting for all costs associated with the sublease. If the subleassee shall be paying a lower consideration, whether designated as rent or otherwise, than the Annual Rent, the Annual Rent for the portion of the Premises being sublet shall remain as provided for in
      Article 4.01. Tenant and its sublessee shall certify in writing to Landlord the full amount of such consideration.

11.03 First Offer to Landlord. If Tenant wishes to assign Lease (except as set out in Article 11.01 (a)) or sublet all of the Premises, for the full remaining Lease Term, Tenant shall first offer in writing to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Rent as provided in this Lease. Any such first offer shall be deemed to have been rejected unless within thirty (30) days of receipt thereof, Landlord delivers written notice of acceptance to Tenant. Alternatively, Landlord may, within thirty (30) days of receipt thereof, Landlord delivers written notice of acceptance to Tenant. Alternatively, Landlord may, within thirty (30) days of receipt of such first offer, which offer shall be irrevocable for such period, terminate this Lease with respect to any such proposed assignment or subleasing of all of the Premises in which case all sums payable hereunder shall be equitably adjusted, Tenant hereby releases Landlord from any claim which may arise or accrue from such termination including, but without limitation, hereby expressly consenting to Landlord's delaying with any proposed assignee or sublessee directly and entering into a direct lease with such person. In the event Landlord terminates this Lease with respect to all of the Premises as permitted under this Article 11.03, Tenant shall provide Landlord and all other occupants of the portion of the Premises with respect to which the Lease has been terminated (the "Terminated Space") reasonable access to the Terminated Space without charge and shall permit the occupants of the Terminated Space reasonable use of common facilities shared with the Premises. Any sublessee, assignee or other transferee of the Premises or any interest in this Lease, as the case may be, shall be required to comply with this Article 11.03 and shall hold its interest in the Premises and/or this Lease subject to the rights of Landlord as set forth in this
      Article 11.03. In the event Landlord consents to any sublease or assignment hereunder, no amendment, modification or termination of such sublease or assignment shall be made without Landlord's prior written consent.

11.04 LIMITATION. Except as specifically provided in this Article 11.00, Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, encumber, pledge, hypothecate, sublet, assign or transfer this Lease or any interest therein, including, without limitation, by way of a leasehold mortgage or other similar arrangement, or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. If Tenant is a corporation, partnership or other entity, the transfer at one time or in the aggregate of more than forty-nine (49%) percent of the corporate stock, partnership interests or other interests in the Tenant shall be deemed to be an assignment for all purposes of this Lease. Any assignment, transfer or subletting of purported assignment, transfer or subletting, except as specifically provided herein, shall be null and void and of no force and effect. Landlord shall not be required to consent to an assignment of this Lease or sublease of all or part of the Premises by Tenant to any tenant in a building in the same city in which the Building is located and which is owned or managed by Landlord or any affiliate of Landlord. Each assignee, sublessee or other transferree permitted hereunder (other than Landlord) shall assume all obligations of Tenant under this Lease and shall be and remain liable directly to Landlord and jointly and severally with Tenant for the payment of Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed during the Term. No assignment, sublease or other transfer shall be binding on Landlord unless Tenant shall deliver to Landlord a counterpart of the assignment, sublease or other instrument of transfer, as the case may be, and an instrument in recordable form that contains a covenant of assumption by such assignee, sublessee or other transferee, satisfactory in substance and form to Landlord. Any failure of any such assignee, sublessee or other transferee to execute such instrument of assumption shall not release or discharge such assignee, sublessee or other transferree from its liability as set forth herein. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed assignment, sublease or other transfer, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee, sublessee or other transferee and legal costs incurred in connection with the granting of any requested consent.

11.05 TENANT'S OBLIGATIONS CONTINUE. No assignment, transfer or subletting (or use or occupation of the Premises by any other person) which is permitted under this Article 11.00 shall in any way release or relieve Tenant of its obligations under this Lease unless such release or relief is specifically granted by Landlord to Tenant in writing.

11.06 SUBSEQUENT ASSIGNMENTS. Landlord's consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent or other assignment, transfer, subletting, use or occupation, including without limitation a reassignment to a person who was a prior tenant or occupant of the Premises.

                             ARTICLE 12.00 SURRENDER

12.01 POSSESSION. Upon the expiration or other termination of the Term, Tenant shall immediately quit and surrender possession of the Premises in the condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear and damage covered by Landlord's insurance under Article 9.01. Upon such surrender, all rights, title and interest of Tenant in the Premises shall cease.

12.02 TRADE FIXTURES, PERSONAL PROPERTY AND IMPROVEMENTS. Subject to Tenant's rights under Article 7.04, after the expiration or other termination of the Term, all of Tenant's trade fixtures, personal property and improvements remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

12.03 MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

12.04 PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord, or performance of any obligation by Tenant after the expiration or other termination of the Term of after the giving of any notice of termination by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money, except payment or performance during any grace period expressly provided herein. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under the Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment theretofore obtained.

                           ARTICLE 13.00 HOLDING OVER

13.01 MONTH-TO-MONTH TENANCY. If, with Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to the Rent as determined in accordance with Article 4.00 or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least thirty (30) days' advance notice of termination to the other.

13.02 TENANCY AT SUFFERANCE. If, without Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly charge for use and occupancy equal to two times the Rent determined in accordance with
      Article 4.00. Such tenancy at sufferance may be terminated by Landlord at any time.

13.03 GENERAL. Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and condition of this Lease except any right of renewal, and nothing contained in this Article 13.00 shall be construed to limit or impair any of Landlord's rights of re-entry, eviction or the like or constitute a waiver thereof.

                       ARTICLE 14.00 RULES AND REGULATIONS

14.01 PURPOSE. The Rules and Regulations in Exhibit C have been adopted by Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

14.02 OBSERVANCE. Tenant shall at all times comply with and shall cause its employees, agents, licensees and invitees to comply with, the Rules and Regulations from time to time in effect.

14.03 MODIFICATION. Landlord may from time to time, for the purposes set out in
      Article 14.01, amend, delete from, or add to the Rules and Regulations, provided that any such modification:

      (a) shall not be specifically repugnant to any other provision of this Lease;

      (b) shall have general application to all tenants in the Building similarly situated; and

      (c) shall be effective only upon delivery of a copy thereof to Tenant at the Premises.

14.04 NON-COMPLIANCE. Landlord shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations, nor for any failure to enforce the same in any particular instance.

                            ARTICLE 15 EMINENT DOMAIN

15.01 TAKING OF PREMISES. If, during the Term, all of the Premises or the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date of which the condemning authority takes possession of the Premises (hereinafter called the "date of such taking").

15.02 PARTIAL TAKING OF BUILDING. If, during the Term, only part of the Building is taken or purchased as set out in Article 15.01, then:

      (a) if in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving the Tenant at least thirty (30) days' written notice of such termination; and

      (b) if more than one-third (1/3) of the number of square feet in the Premises is included in such taking or purchase, Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least thirty (30) days' written notice thereof.

      If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice; provided, however, that no termination pursuant to notice hereunder may occur later than sixty
      (60) days after the date of such taking.

15.03 SURRENDER. On any such date of termination under Article 15.01 or 15.02, Tenant shall immediately surrender to Landlord the Premises and all its interests therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom, and the Rent shall abate on the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

15.04 PARTIAL TAKING OF PREMISES. If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of such taking. In such event, the Rent payable hereunder with respect to such portions so taken shall abate on such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises, and Landlord shall reconstruct the balance to an architectural whole to the extent of the awards actually received to it, subject to the rights of any mortgage.

15.05 AWARDS. Upon any such taking or purchase, whether or not this Lease is terminated, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the lease, or for any business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in, or preclude Tenant from seeking and recovering on its own account from the condemning authority, any award or compensation attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business, provided that no such award to Tenant shall reduce any award which would otherwise be due to Landlord. If any such award made or compensation paid to either party specifically includes an award or amount for all the other, the party first receiving the same shall promptly account therefor to the other.

15.06 TEMPORARY TAKING. In the event of any so-called temporary taking of all or part of the Premises for public or quasi-public use for a period of less than six (6) months (or a period which in Landlord's judgment is likely to be less than six (6) months), this Lease and the terms hereof shall continue, including, without limitation, the obligation to pay Rent and all other sums hereunder, and Tenant shall receive awards or consideration on account thereof up to the amount of said Rent and other sums actually paid to Landlord, and the balance shall be the property of Landlord.

                 ARTICLE 16.00 DAMAGE BY FIRE OR OTHER CASUALTY

16.01 LIMITED DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty, which, in the reasonable opinion of an architect selected by Landlord, cannot be substantially repaired under applicable laws and governmental regulations within ninety (90) days from the date of such casualty (employing normal construction methods without overtime or other premium and utilizing sums from insurers actually paid to Landlord), or if such damage or destruction shall occur during the last year of the Term of the Lease, Landlord may terminate this Lease by written notice to the other Tenant. If Landlord shall not so terminate this Lease, Landlord shall forthwith, to the extent of insurance proceeds actually received by Landlord, repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord or which were originally constructed by Tenant, and other than damage due to the negligence or default of Tenant, which Tenant shall repair. Upon substantial completion of Landlord's work as aforesaid, Tenant shall promptly reconstruct and refixture the Premises as required to conduct its business.

16.02 MAJOR DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect selected by Landlord, cannot be substantially repaired under applicable laws and governmental regulations within one hundred eighty (150) days from the date of such casualty (employing normal construction methods without overtime or other premium and utilizing insurance proceeds, all as provided in Article 16.01), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten (10) days after receipt of such architect's opinion. In the event this Lease is not so terminated, Landlord shall repair such damages and Tenant shall reconstruct and refixture the Premises all as provided in Article 16.01.

16.03 ABATEMENT. If Landlord is required to repair damage to all or part of the Premises under Article 16.01 or 16.02, the Rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered unusable by Tenant in its business, from the date of such casualty until five (5) days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs; provided, however, that Rent shall abate as aforesaid only to the extent that Tenant shall have provided Landlord with the full proceeds of such insurance as is required to be carried under the Insurance Rider hereof.

16.04 MAJOR DAMAGE TO BUILDING. If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Building must be totally or partially demolished or reconstructed, whether or not to be reconstructed in whole or in part or, in the event restoration becomes economically unfeasible, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty (60) days after the date of such casualty.

16.05 LIMITATION ON LANDLORD'S LIABILITY. Except as specifically provided in this Article 16.00, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained in this Article 16.00, Rent payable by Tenant hereunder shall not be abated if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

                       ARTICLE 17.00 TRANSFER BY LANDLORD

17.01 EFFECT OF SALE, CONVEYANCE, OR ASSIGNMENT. A sale, conveyance or assignment of the Building shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall thereafter look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder. In any event, Landlord's liability shall be limited as provided in Article 20.15. The obligations of Landlord shall not be binding on any partners, shareholders, trustees or beneficiaries of Landlord or any successor, individually, but only upon Landlord's or such successor's interest in the Building.

17.02 SUBORDINATION. At the election of Landlord or any present or future mortgagee or any person who is or shall become the owner of the land on which the Building is located and who has or shall lease the same to Landlord, which election may be changed from time to time, the Lease and the rights of Tenant hereunder, shall be subject and subordinate in all respects to any and all mortgages and deeds of trust now or hereafter placed on the Building or land, and to all renewals, modifications, consolidations, replacements and extensions thereof and to any advances secured by any of the foregoing regardless of when made, and to any and all overleases.

17.03 ATTORNMENT. Subject to Article 17.04, if the interest of Landlord is transferred to any person (herein called "Purchaser") by reason of foreclosure or other proceedings for enforcement of any such mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, or by reason of any termination of any overlease, Tenant shall immediately and automatically attorn to Purchaser.

17.04 EFFECT OF ATTORNMENT. Upon attornment under Article 17.03, this Lease shall continue in full force and effect as a direct lease between Purchase and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease, except that after such attornment Purchase shall not be:

      (a)   liable for any act or omission of Landlord; or

      (b) subject to any offsets or defenses which Tenant might have against Landlord; or

      (c) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease other than modifications made through fully executed Lease Amendments, unless such prepayment or modification shall have been approved in writing by Purchaser or any predecessor in interest except Landlord.

17.05 EXECUTION OF INSTRUMENTS. The subordination and attornment provisions of this Article 17.00 shall be self-operating and no further instrument shall be required. Nevertheless, Tenant, on request by and without cost to Landlord or any successor in interest or Purchaser, shall execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) attornment, and if Tenant shall fail to do so, Landlord may do so as Tenant's duly authorized attorney-in-fact, which appointment shall be deemed to be irrevocable and coupled with an interest.

               ARTICLE 18.00 NOTICES, ACKNOWLEDGMENTS, AUTHORITIES
                                   FOR ACTION

18.01 NOTICES. Any notice, demand or communication under this Lease shall be in writing and shall be deemed to be delivered on the earlier of (i) the date received, and (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage pre-paid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Lease, or at such other address as may be designated in a notice delivered or mailed as provided herein.

18.02 ACKNOWLEDGEMENTS. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice execute, acknowledge and deliver a written statement certifying:

      (a) that the Lease is in full force and effect, subject only to such modifications (if any) as may be set out therein;

      (b) that the Tenant is in possession of the Premises and paying Rent as provided in this Lease;

      (c) the dates on which the Term begins and ends, and the date (if any) to which Rent is paid in advance;

      (d) that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed; and

      (e) as to any other matter the other party or any mortgagee, prospective purchaser or overlessor shall reasonably require.

      Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modifications except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant shall indemnify Landlord against all damages (including, without limitation, consequential damages in the nature of increased cost or loss of any such transaction and attorneys' fees) directly or indirectly resulting from Tenant's failure to comply herewith (notwithstanding that grace or notice period provided in this Lease may not have expired).

18.03 AUTHORITIES FOR ACTION. Landlord may act in any matter provided for herein by its property manager and any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

ARTICLE 19.00     DEFAULT

19.01 INTEREST AND COSTS. Without limitation on any other provision hereof or remedy at law or in equity, Tenant shall pay monthly to Landlord as Rent interest at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, upon all Rent and other sums required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including, without limitation, legal fees and expenses) lawfully and reasonably incurred in enforcing payment thereof, or in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of Tenant herein contained.

19.02 RIGHT OF LANDLORD TO PERFORM COVENANTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, without any abatement of Rent, counterclaim, deduction or set-off. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof from Landlord, Landlord may (but shall not be obligated so to do) perform such act without waiving or releasing Tenant from any of its obligations relative thereto. All sums paid or costs incurred by Landlord in so performing such acts under this Article 19.02, together with interest thereon at the rate set out in Article 19.01 from the date each such payment was made or each such cost incurred by Landlord, shall be payable by Tenant to Landlord on demand.

19.03 EVENTS OF DEFAULT. If and whenever:

      (a) part or all of the Rent is not paid when due, and such default continues for seven (7) days after the due date thereof or after demand therefor if there be no due date fixed herein; or

      (b) the estate of Tenant or any goods, chattels or equipment of Tenant is taken in execution or in attachment or if a writ of execution or the equivalent is issued against Tenant provided Tenant continues to pay rent, Tenant shall have sixty (60) days to cure this event; or

      (c) Tenant or any guarantor of Tenant's obligations under this Lease becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or for reorganization or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant or such guarantor provided Tenant continues to pay rent, Tenant shall have sixty (60) days to cure this event; or

      (d) Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business), abandons or vacates all or any portion of the Premises or ceases to conduct business from the Premises; or

      (e) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent) and persists in such failure after ten (10) days notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within ten (10) day notice period and thereafter promptly, effectively and diligently cures such breach within thirty
            (30) days from the date of notice, provided, however, that if Tenant shall have been given more than three notices of default under this Lease in any twelve month period, Tenant shall not be entitled to notice or grace under this subparagraph and any failure described in this subparagraph shall constitute an Event of Default upon the occurrence thereof.

            Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises or any part thereof in the name of the whole and repossess the same as its former estate and expel Tenant and those claiming by, through or under it, and remove their goods and effects (forcibly if necessary) and store the same on behalf of Tenant at Tenant's risk and expense without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of Rent or other payments or preceding breach of covenant, and upon entry as aforesaid this Lease shall be terminated. If Landlord so elects, Landlord may sell Tenant's goods and effects at public auction or auctions or at private sale or sales after seven (7) days' notice addressed to Tenant at the Premises and may apply the net proceeds therefrom to the earliest installments of Rent or other charges owing to Landlord under this Lease. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Article 19.00. Tenant hereby expressly waives any and all rights it may have had under M.G.L. Chapter 186, Section 11. Tenant hereby further waives any statutory and equitable rights in the nature of further cure or redemption. Tenant hereby waives any right to any statutory notice to quit and/or statutory right to cure and Tenant agrees that this Lease shall terminate and Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. In case of such termination, or in case of termination under the provisions of any law by reason of the default of a tenant, Landlord shall become entitled to receive from Tenant and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of Rent and other payments called for hereunder for the remainder of the Term exceeds the fair market rental of the Premises for the remainder of the Term as determined by Landlord. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of Rent and other payments and damages which Landlord may incur by reason of such termination during the remainder of the Term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting. Landlord will also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant and any and all other parties who may be liable, including, without limitation, the right to restrain by injunction Tenant's violation or any threatened violation of any provisions of this Lease and the right to seek specific performance by Tenant of its obligations hereunder. All such remedies shall be cumulative. All rights and remedies given to Landlord herein and all rights and remedies available to Landlord at law or equity shall be cumulative and concurrent.

19.04 SURRENDER. Without limitation on any provision hereof, if and whenever Landlord terminates this Lease by re-entry as aforesaid or by giving notice thereof, Tenant shall forthwith vacate and surrender the Premises.

19.05 PAYMENTS. Upon Landlord's termination of this Lease by re-entry or notice as aforesaid, Landlord's damages and expenses as aforesaid shall include, without limitation, the initial liquidated damages described in Section 19.03, and the following:

      (a)   Rent up to the time of said termination; and

      (b) all expenses incurred by Landlord in performing any of Tenant's obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by Tenant, realizing upon assets seized (including, without limitation), brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same, and completing any alterations, replacements and decorations made in preparing them for re-letting, and any and all other expenses incurred by Landlord in attempting to relet the Premises or any part thereof (including, without limitation, advertisements, brokerage commissions, Tenant's allowance, and the like), and all Landlord's other reasonable expenditures necessitated by the termination. Any payments due from Tenant to Landlord under this Article 19.00 shall be due and payable immediately upon notice from Landlord that an expense has been incurred, whether the expense was incurred before or after the termination of this Lease.

19.06 REMEDIES CUMULATIVE. No reference to nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, and Landlord may from time to time exercise any one or more of such remedies independently or in combination. Tenant hereby waives any right to trial by jury in any action to which Tenant and Landlord are parties. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

                           ARTICLE 20.00 MISCELLANEOUS

20.01 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venture or a member of a joint or common enterprise with Tenant.

20.02 NAME OF BUILDING. Landlord shall have the right, after thirty (30) days notice to Tenant, to change the name, number or designation of the Building during the Term without liability to Tenant.

20.03 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one tenant, Tenants' obligations hereunder shall be joint and several obligations of such executing tenants. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only and shall have no effect upon the construction or interpretation of this Lease.

20.04 ENTIRE AGREEMENT. Exhibits A, B, C, D, E, and F and Riders, if any, attached hereto are made a part of this Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease and supercedes all prior writings and dealings between them with respect hereto. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement, or warranty except such as are set out in this Lease. If this Lease is made pursuant to an Offer to Lease, then the term "Lease" in this Article 20.04 shall be deemed to include such Offer to Lease. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation or option for the Premises or an Offer to Lease, and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by both Landlord and Tenant.

20.05 AMENDMENT OR MODIFICATION. Unless otherwise specifically provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

20.06 CONSTRUED COVENANTS AND SEVERABILITY. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provisions of this Lease be or become invalid, void, illegal, or not enforceable, it shall be considered separate and severable from the Lease, and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

20.07 NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord's failure to enforce against Tenant or any other tenant in the Building of any of the Rules and Regulations made under Article 14.00 shall not be deemed a waiver of such Rules and Regulations. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises unless agreed to in a writing signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

20.08 SUCCESSOR BOUND. Except as otherwise specifically provided, the covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

20.09 DELAYS. In any case where either party hereto is required to do any act, other than making of any payment of Rent or other monetary sum due Landlord hereunder, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time, or a "reasonable time."

20.10 SECURITY DEPOSITS. Tenant has herewith deposited with Landlord the sum shown in Article 1.01(8) as a security deposit to assure the Landlord of the full and prompt payment and performance of Tenant's obligations under this Lease. Said amount is not advance Rent and, subject to any diminution thereof pursuant to the terms of this Lease, if Tenant shall have fully performed all of its obligations under this Lease at the expiration or prior termination thereof, Landlord shall return said security deposit or what may remain thereof to Tenant. Landlord shall have the right to apply such security deposit to cure any default hereunder, however, Landlord need not have recourse to said security deposit but may require Tenant's performance without regard thereto. If Landlord shall use all or any part of the said security deposit to cure Tenant's default hereunder, Tenant shall restore the part so used promptly upon demand of Landlord. Landlord need not segregate said sum, nor shall Landlord be under any obligation to pay interest thereon.

20.11 LANDLORD'S DEFAULT. In no case shall Landlord be deemed to be in default under this Lease unless Tenant shall have first given Landlord notice in writing specifying the nature of the default complained of and Landlord shall have failed to cure said default within a reasonable period of time after such notice. If Tenant shall have been given notice of any mortgage or overlease, Landlord shall not be deemed in default hereunder until notice shall similarly be given to the overlessor and/or mortgagee and such default shall not have been cured within thirty (30) days thereafter or such reasonable, additional period as may thereafter be required. No performance by any such party of Landlord's obligation, nor exercise by any mortgagee of the right to collect Rent or to inspect the Premises, shall subject such party to any liability under this Lease. Tenant, if the prevailing party in enforcing a claim of default against Landlord, shall be entitled to payment of its reasonable legal fees incurred in successfully enforcing the claim.

20.12 NO BROKER. Tenant warrants and represents that it has dealt with no broker or agent in connection with this Lease other than Meredith & Grew, Inc. and Peter Elliot & Co., Inc., and that Tenant shall indemnify and hold Landlord harmless of and from all claims that may be made by any person other than claims by Meredith & Grew, Inc. and Peter Elliot & Co., Inc. against Landlord for brokerage or other compensation in the nature of brokerage with respect to this Lease.

20.13 RELOCATION OF PREMISES. Landlord may, upon not less than thirty (30) days' advance written notice to Tenant, relocate the Premises to space within the same Building, in the location on the floorplate and on a floor higher than floor five, provided only that Landlord pays Tenant's reasonable costs in connection with such relocation, including, without limitation, costs of moving. Upon any such relocation, the Premises as defined herein shall mean the new space to which

      Tenant has been relocated. Landlord shall endeavor to relocate Tenant as quickly as reasonably possible.

20.14 REQUIRED MODIFICATIONS OF LEASE. Tenant shall upon request by any mortgagee of Landlord holding a mortgage on all or any portion of the Building agree to and execute a written modification of the Lease, in form and substance satisfactory to such mortgagee, so long as such modification does not materially and adversely affect Tenant's obligations under this Lease.

20.15 LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Tenant shall look solely to the estate and interest of Landlord in the Building, subject, however, to the rights of any lessor under ground lease or superior lease or the holder of any mortgage on the Building, for the satisfaction of any right of Tenant for the collection of any judgment or other judicial process or arbitration award requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, conditions or provisions of this Lease to be performed and/or observed by Landlord, and no other property or assets of Landlord or any partner (whether general partner or limited partner), officer, director, principal (disclosed or undisclosed), agent, incorporator, shareholder, or affiliate of Landlord shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of the rights and remedies of Tenant under or in respect of this Lease or under law, or the use and occupancy of the Premises by Tenant or any other liability of Landlord to Tenant.

20.16 NOTICE OF LEASE. Landlord and Tenant agree not to record this Lease. Both parties will, at the request of either party, execute, acknowledge, and deliver, within ten (10) days of such request, a Notice of Lease and/or a Notice of Termination of Lease, as appropriate, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact (which appointment shall survive termination of the Term) to execute, acknowledge, and deliver a Notice of Termination of Lease in Tenant's name if Tenant fails so to do within ten (10) days of any request.

20.17 TENANT STATUS. Tenant represents that it is not a tax-exempt organization as defined under ss.401 or ss.501 and the Internal Revenue Code of 1980 or a foreign entity not subject to United States taxation.

      IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as an instrument under seal as of the date set out on page one of this Lease.

LANDLORD:                                  TENANT:

MLH INCOME REALTY PARTNERSHIP V            ADVANCE MFG RESEARCH

By:  MLH Property Managers V Inc.
     Managing General Partner              By:      /s/ Anthony Friscia
                                                    ----------------------------
                                           Name:     ANTHONY FRISCIA
                                                    ----------------------------
By:   /s/                                 Title:     PRESIDENT
     -------------------------------                ----------------------------
     Authorized Representative

                                    EXHIBIT A



                 [FLOOR PLAN - FIFTH FLOOR OF TWO OLIVER STREET]

                                    EXHIBIT B

Section 1.00      WORDS AND PHRASES

1.01 DEFINITIONS. Words not expressly defined in this Exhibit shall have the meanings provided in the Lease, including this
                  Exhibit:

                  (a) "Architect" or "Landlord's Architect" means such firm of professional architects or engineers as Landlord may from time to time engage for general supervision of architectural and engineering aspects of the Building and operation thereof and includes any consultant(s) from time to time appointed by Landlord or the Architect whenever such consultant(s) is acting within the scope of his appointment and specialty.

                  (b) "Common Areas" means the entire Building and the land on which it is located (but excluding the area thereof leased to tenants including, without limitation, those portions which are provided to be used in common by (or by the sublessees, agents, employees, customers, licensees or invitees of) Landlord, Tenant, and other tenants of the Building, whether or not the same are open to the general public, and shall include any fixtures, chattels, systems, decor, signs, facilities or landscaping contained therein or maintained or used in connection therewith, and shall be deemed to include the city sidewalks adjacent to the Building and any other public facility in respect of which Landlord is from time to time subject to obligations arising from the said Building and land.

                  (c)   "Section" means a section of this Exhibit B.

Section 2.00      DETERMINATION OF OCCUPANCY COSTS

2.01              DEFINITIONS.

                  (a) "Tax Cost" means the aggregate of all taxes, rates, charges, levies and assessments of whatever kind or nature and regardless of how measured, including, without limitation, periodic installments of betterment assessments payable by Landlord, and imposed by any authority upon or in respect of the Building and the tax parcel or parcels upon which it is located and improvements thereon, including any tax imposed on the capital invested therein or Rent therefrom. In determining such Tax Cost, any corporate income, profits, excess profits, and business tax imposed upon the income of Landlord and any other impost of a personal nature charged or levied against the Landlord shall be excluded, except to the extent that such is levied in lieu of or in addition to taxes, rates, charges or assessments in respect of the Building, the tax parcel or parcels on which it is located and improvements as aforesaid.

                  (b) "HVAC Cost" means the costs (including costs of electricity for hearing, ventilating and cooling the Common Areas), for the operation, repair, and maintenance of the system for heating, ventilating and cooling the Building as established by Landlord from time to time on a fair and equitable basis which reflects load and hours of operation.

                  (c) "Insurance Cost" means the costs of all insurance procured by the Landlord with respect to the Building of the activities conducted thereon, including, without limitation, that procured under the Insurance Rider of the Lease.

                  (d) "Common Areas Cost" means all net costs, charges and expenses which are directly attributable to the operation, repair and maintenance of the Common Areas, including, without limitation, those incurred by Landlord in discharging its obligations under Articles 6.01, 6.02 and 6.03 of the Lease.

                  (e) "Square Feet in the Premises" means the number of square feet set out in Article 1.01(c) of the Lease.

2.02 OCCUPANCY COSTS. Occupancy Costs for any Fiscal Year shall be an amount equal to Operating Cost in respect of such Fiscal Year multiplied by the Square Feet in the Premises, subject to the provisions of Article 4.06(e) of the Lease.

2.03 DETERMINATION OF OPERATING COST. "Operating Cost" means an amount per square foot established in accordance with generally accepted accounting principals and confirmed in a certificate of Landlord, and equal to the sum of the following costs in respect of a Fiscal Year, divided by the number of square feet of rentable space in the Building (determined on the basis set out in Section 3.01 of this Exhibit):

                  (a) all net costs, charges and expenses attributable to the operation, repair, management and maintenance of the Building, including, without limitation, Tax Costs, HVAC Cost, Insurance Cost, Common Areas Cost, the cost of janitorial services and all other services to be furnished by Landlord hereunder; and

                  (b) a charge for general administrative overhead equal to four (4%) percent of Landlord's total revenue from the Building.

                  Notwithstanding Section 2.04 hereof, Operating Cost under this
                  Section 2.03 shall include all net expenses after the date of first use or occupancy by any tenant in the applicable portion of the Building, and properly allocable to the Fiscal Year, for any capital improvement or structural repair incurred to reduce or limit increases in Operating Cost, or required by Landlord or by any governmental or quasi-governmental authority having jurisdiction, which expenses shall be amortized at applicable interest rates over the useful capital life of the capital improvement or structural repair.

2.04 LIMITATION ON OPERATING COST. In determining Operating Cost, the cost (if any) of the following shall be excluded, except as specifically provided in Section 2.03:

                  (a) major structural alterations or additions to the Building;

                  (b) repair and replacement resulting from inferior or deficient workmanship, materials, or equipment in the initial construction of the Building or for which Landlord is reimbursed by insurers or contractors;

                  (c) ground rent (if any), depreciation, amortization, and interest on and capital retirement of debt; and

                  (d)   tenant improvements and leasing commissions.

2.05 CREDIT TO OCCUPANCY COSTS. Landlord shall use reasonable best efforts to recover where circumstances so permit an equitable share of the cost of operating and maintaining Common Areas from those who benefit from the use thereof in a greater proportion than assessed against tenants in the Building, and shall credit any such recoveries to the gross cost before determination of Common Area Costs.

2.06 PARTIAL FISCAL YEAR. If the Term of the Lease commences after the beginning of or terminates before the end of a Fiscal Year, any amount payable by Tenant under Section 2.02 shall be adjusted accordingly based upon a three hundred sixty (360) day year.

Section 3.00      DETERMINATION OF SQUARE FEET IN THE BUILDING

3.01 SPACE. The number of useable and rentable square feet of space in the Premises and in the Building shall be determined by Landlord's Architect by any commonly accepted method of measurement utilized by Landlord consistently applied.

                           SCHEDULE OF RENT ESCALATORS

      Notwithstanding the provisions of Articles 1.01, 4.02 and 4.05 and Exhibit B of and to the Lease, Tenant shall pay only these portions of Tax Cost as defined in Exhibit B, Section 2.01(c) and a other Occupancy Costs as defined in Exhibit B, in excess of those sums set forth below, unless the same would otherwise be attributable to the Premises under applicable provisions of the Lease.

--------------------------------------------------------------------------------
                  Tax                                All Other Occupancy
               Cost Base                                  Costs Base
               ---------                                  ----------
--------------------------------------------------------------------------------
       (per rentable square feet)                 (per rentable square feet)

--------------------------------------------------------------------------------
   Actual Taxes for Fiscal Year 1993              Actual Operating Costs for
                                                      Calendar Year 1992
--------------------------------------------------------------------------------
       July 1, 1992-June 30, 1993             January 1, 1992-December 31, 1992

--------------------------------------------------------------------------------


                                SCHEDULE OF RENT

      The total of rentable square feet in the Building is agreed to be 212,300.

      Office Factor: Tenant's agreed percentage is 2.73%, determined as follows:

------------------------------------------------------------------------------
     5,799               Square Feet in the Premises =               2.73
 ---------               ---------------------------                 ----
   212,300        Total rentable square feet in the Building

------------------------------------------------------------------------------


                               ANNUAL RENT
-------------------------------------------------------------------------------
                    Period                            Annual Rent
                    ------                            -----------
                                                Per Rentable Square Foot

-------------------------------------------------------------------------------
 September 1, 1992-January 31, 1994            $7.26 ($3,508.40 per month)
 February 1, 1994-August 31, 1995             $14.75 ($7,127.94 per month)
 September 1, 1995-August 31, 1997            $15.75 ($7,611.19 per month)

-------------------------------------------------------------------------------

                                    EXHIBIT C

                         BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in and about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows visible from the exterior of the Premises or Building.

3. Tenant shall not waste electricity or water in the Building or Premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems.

4. No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant's Lease.

5. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Building office.

6. Tenants shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

7. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises.

8. No space in the Building shall be used for manufacture, or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

9. Tenant shall not engage or pay any employees of the Building without approval from the Landlord.

10. Tenant shall not bring into the Building and shall not permit or place within the Premises matter of any description which would result in a floor load in excess of 75 pounds per square foot, without prior written approval of Landlord in each instance.

11. All removals from the Building, or the carrying in or out of the Building or Tenant's Premises of any freight, furniture or bulky matter of any description, shall take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and exclude from the Building all freight which violates any of the Rules and Regulations or provisions of the Lease. All deliveries shall only be through the service entrance from time to time designated by Landlord.

12. Landlord may prohibit any advertising by Tenant which refers to the Building and which in Landlord's sole opinion tends to impair the reputation of the Building.

13. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturday, Sunday and holidays, all persons who do not present passes or other appropriate identification approved by the Landlord. Tenants shall be responsible to Landlord for all acts of such persons.

14. Holidays, for purposes of Building operations, shall be those days which, from time to time are observed as legal holidays in the City of Boston, Massachusetts, by the City, County, State or Federal Governments.

      They are presently the following:


      -----------------------------------------------------------------------
      New Year's Day                    Labor Day
      -----------------------------------------------------------------------
      Washington's Birthday             Columbus Day
        (President' Birthday)
      -----------------------------------------------------------------------
      Patriot's Day                     Veterans Day
      -----------------------------------------------------------------------
      Memorial Day                      Thanksgiving Day
      -----------------------------------------------------------------------
      Bunker Hill Day                   Christmas Day
      -----------------------------------------------------------------------
      Independence Day
      -----------------------------------------------------------------------

15. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

16. The water and wash closets and other plumbing fixtures shall not be used for any other purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures will be borne by the Tenant.

17. Landlord reserves the right at any time to rescind, alter or waive any Rule or Regulation at any time prescribed for the Building and to impose additional Rules and Regulations when, in its judgement, it deems it necessary, desirable or proper for its best interests and for the best interests of the Tenants, and no alteration or waiver of any Rule or Regulation in favor of one Tenant shall operate as an attraction or waiver in favor of any other Tenant. Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant, however resulting, of any of the Rules or Regulations at any time prescribed for the Building.

                                    EXHIBIT D

                               LANDLORD'S SERVICES

I.    CLEANING

      A.    Office Area.

            Daily: (Monday through Friday, inclusive. Holidays excepted.

            1. Empty and clean all waste receptacles and ash trays and remove waste materials from the Premises: wash receptacles as necessary.

            2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

            3.    Vacuum all rugs and carpeted areas.

            4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, telephones, window sills, and other fixtures within normal reach.

            5.    Wash and clean water fountains.

            6.    Wipe clean all brass and other bright work.

            7.    Hand dust all grill work within normal reach.

            8. Upon completion of cleaning, all lights will be turned off and outside doors locked, leaving the Premises in an orderly condition.

            Weekly:

            1.    Dust coat racks, and the like.

            2. Remove all finger marks from private entrance doors, light switches and doorways.

            Quarterly:

            1. Render high dusting not reached in dailing cleaning to include:

                  a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

                  b. Dusting of all vertical surfaces, such as walls, partitions, doors, and ducts.

            c.    Dusting of all pipes, ducts, and high moldings.

B.    Lavatories.

      Daily:   (Monday through Friday, inclusive.  Holidays excepted.)

      1.    Sweep and damp mop floors.

      2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

      3.    Wash both sides of all toilet seats.

      4.    Wash all basins, bowls and urinals.

      5.    Dust and clean all powder room fixtures.

      6.    Empty and clean paper towel and sanitary disposal receptacles.

      7.    Remove waste paper and refuse.

      8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

      9.    A sanitizing solution will be used in all lavatory cleaning.

      Monthly:

      1.    Machine scrub lavatory floors.

      2.    Wash all partitions and tile walls in lavatories.

C.    Main Lobby, Elevators, Building Exterior, and Corridors.

      Daily: (Monday through Friday, inclusive. Holidays excepted.)

      1.    Sweep and wash all floors.

      2.    Wash all rubber mats.

      3.    Clean elevators, wash or vacuum floors, wipe down walls and doors.

      4.    Spot clean any metal work inside lobby.

      5.    Spot clean any metal work surrounding Building Entrance Doors.

      6.    Clean entrance glass.

            Monthly:

                  All resilient tile floors in public areas are to be treated equivalent to spray buffing.

      D.    Window Cleaning.

            Windows of exterior walls will be washed three times a year, weather permitting.

      E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

II.   HEATING, VENTILATING, AIR CONDITIONING

      A. Landlord shall, at its expense, furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M.

            If Tenant shall require air conditioning or heating or ventilation outside the hours and days specified, Landlord shall furnish such service at Tenant's expense.

III.  WATER

      A. Cold water at temperatures supplied by the City water mains for drinking, lavatory, kitchen, restaurant, and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures shall be provided to the Premises; provided, however, that Landlord may, at Tenant's expense, install a meter or meters to measure the water supplied to any kitchen (including dishwashing) and restaurant areas in the Premises, in which case Tenant shall, upon Landlord's request, reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.   ELEVATORS

      A. A passenger elevator system shall be in automatic operation and available to Tenant at all times. The use of the service elevator will have to be scheduled with Landlord and coordinated with the needs of the other Tenants. Landlord shall use its best efforts to accommodate Tenant in this regard in a manner which is consistent with the needs of other Tenants.

V.    ELECTRICAL SERVICE

      A. Each Tenant will be separately metered for the electrical power provided to its Premises and shall pay for the cost of said electrical power as separately metered.

                                    EXHIBIT E

                            IMPROVEMENTS TO PREMISES
                                       AT
                                TWO OLIVER STREET
                              BOSTON, MASSACHUSETTS


Landlord, at its cost, shall:

1.    Repaint the premises, including all interior doors.

2. Replace the carpet with new building standard carpet and new vinyl cove base.

3.    Assure that all electric outlets are in working order.

4. Provide the services of Blake Allison Architects, Inc. to assist Tenant in the selection of paint and carpet colors and with furniture layout.

5.    Initial lamping and ballasting of light fixtures, as needed.

6.    Balancing of HVAC system, as needed.

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE



                                               __________________________, 198

and

-------------------------------

-------------------------------

-------------------------------

      Re: Lease dated ______________, 198_ (the "Lease") for Space on the ________ Floor(s) of the Building Known As and Numbered Two Oliver Street, Boston, Massachusetts (the "Premises")

Gentlemen:

      This letter is given to you pursuant to Article 18.02 of the Lease.

      We do hereby certify to you, upon which certification you may and are intended to rely, as follows:

      (a)   the Lease is in full force and effective;

      (b) we have taken possession of the Premises, and the obligation to pay Rent, subject to any waiver of Rent provided for in the Lease, has accrued;

      (c) our Rent is paid through ____________, and said payment was made on _____________, 198_;

      (d)   that $_____________ is held as security deposit under this Lease;

      (e) Landlord is not in default of any of its obligations under the Lease, including, but without limitation, its obligations to prepare the space and deliver the same;

      (f) the Term of the Lease expires on ____________, 198_, and no rights of extension or renewal exist other than as set forth in this Lease; and

      (g)   we have (have not) exercised our rights of extension or renewal.

                                              Very truly yours,


                                              ------------------------------

                                    EXHIBIT G

      The undersigned, Landlord and Tenant under a certain Lease dated ______________, 198_, for space on the _______________ floor(s) of the Building known as and numbered Two Oliver Street, Boston, Massachusetts, do hereby acknowledge pursuant to Article 1.01(i) that the Commencement Date for all purposes of this Lease is ______________, 198_.



By:____________________________                   By:___________________________

                                    EXHIBIT H



                 [FLOOR PLAN - FIFTH FLOOR OF TWO OLIVER STREET]

                            RIDER A: EXTENSION OPTION

A. Provided that the Lease is in full force and effect, without any defaults or breaches under any of the terms, covenants or conditions in the Lease on Tenant's part to observe or perform, on the date that Tenant exercises the Extension Option (as hereinafter defined) or on the expiration date of the Lease, Tenant shall have the option (hereinafter referred to as the "Extension Option"), to extend the term of the Lease for an extension term (hereinafter referred to as the "Extension Term") of five (5) years, to commence on the day next succeeding the expiration date of the lease and to expire on the date (herein referred to as the "Extension Term Expiration Date") which shall be the fifth (5th) anniversary of said expiration date, both dates inclusive. Tenant shall exercise the Extension Option by sending prior written notice thereof (which notice is hereinafter referred to as the "Extension Notice") to the Landlord by U.S. certified mail, return receipt requested, on the date which is one year prior to the expiration date of the Lease, time being of the essence. If Tenant shall send the Extension Notice within the time and in the manner hereinabove provided, the term of the Lease shall be deemed extended for the Extension Term upon the terms, covenants and conditions hereinafter contained. If Tenant shall fail to send the Extension Notice within the time and in the manner hereinbefore provided, the Extension Option shall cease and terminate, and Tenant shall have no further option to extend the term of the Lease.

B. The Extension Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in the Lease for the term hereof, except that:

      a. any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to Extension Term shall not apply during such Extension Term; and

      b. the Annual Rent payable by Tenant during the Extension Term (hereinafter referred to as the "Extension Rent"), shall be an amount equal to the fair market rental value for the Premises as reasonably determined by Landlord to be prevailing as of the Extension Term on the basis of a new five (5) year letting of the Premises, taking into account the then condition of the Premises.

C. Notwithstanding anything to the contrary contained in this Rider A, the Extension Rent for the Extension Term shall in no event be less than an amount equal to the Annual Rent payable by Tenant for the last month of the term (as extended) of this Lease immediately preceding the Extension Term Commencement Date.

D. If the Lease is extended as hereinbefore expressly provided, then the term "expiration date" shall mean the date in which the term of the Lease was so extended, and "term" shall mean the period up to and including such extended expiration date, the Landlord shall have no obligations or duties to paint or otherwise prepare the Premises, or perform any work or make any installations, in connection with such extension. When used in this Rider A, the term "Tenant shall mean only the named tenant in this Lease and no assignee, subtenant or successor thereof.

                         RIDER B - RIGHT OF FIRST OFFER


A. Landlord hereby grants to Tenant a right of first offer to lease certain space consisting of approximately 1,189 rentable square feet as shown on Exhibit "H" annexed hereto and made a part hereof on the fifth (5th) floor of the Building ("First Offer Space") in the event the First Offer Space shall become available at any time after initial leaseup of the space to other tenant(s) during the initial term of the Lease, provided that any such right of first offer shall be subject to the existing rights or occupancies of any tenants in the Building with respect to the First Offer Space. This right of first offer shall be conditioned upon and subject to Tenant in not being in default under any of the terms or conditions of the lease at the time Tenant exercises this right of first offer. Before Landlord offers for lease the First Offer Space in the Building or completes a lease for the First Offer Space, Landlord shall, by giving written notice to Tenant, offer to lease the First Offer Space to Tenant at the Prevailing Market Rate (as defined in Subparagraph C of this Rider B and otherwise on the same terms and condition as provided in the Lease except for any provisions which by their nature would be inapplicable to such leasing of the First Offer Space.

      Landlord's notice shall describe the terms and conditions of the First Offer Space and the date such space will become available for Leasing. For a period of fifteen (15) business days after the date of Landlord's notice, Tenant shall have the right, by giving written notice by U.S. certified mail, return receipt requested to Landlord within said period to accept such offer and lease all of the First Offer Space upon the terms and conditions expressly set forth in Landlord's notice.

B. In the event Tenant does not elect to exercise its right to lease any of the First Offer Space, Landlord may lease such space to any third-party tenant at any terms and conditions.

C. As used herein, the term "Prevailing Market Rate" shall mean the prevailing fair market rental value for comparable space of comparable size and location as determined by landlord with respect to the First Offer Space then being offered and accepted for leases in the Building and in other comparable first-class buildings similar in age and quality to the Building located in the Boston Financial District, taking into account the then condition of the First Offer Space.

                        RIDER C - ADDITIONAL SPACE OPTION



A. Provided Tenant has not exercised its Right of First Offer as described in Rider B and provided Tenant has exercised its Extension Option as described in Rider A, Tenant shall have the option (the "Additional Space Option") to lease certain space for the period commencing on the commencement date of the extension term (the "Additional Space Effective Date") on the fifth (5th) floor of the Building consisting of approximately 1,189 rentable square feet as more particularly described in Exhibit "H" annexed hereto and made a part hereof (the "Additional Space"), in accordance with, and subject to, the terms, covenants and conditions hereinafter expressly set forth. If Tenant desires to exercise the Additional Space Option, Tenant shall do so by sending to Landlord prior written notice (the "Additional Space Notice") by U.S. certified mail, return receipt requested, of Tenant's exercise of the Additional Space Option on or before the date (the Additional Space Notice Date") which is 270 days prior to the Additional Space Effective Date, time being of the essence.

B. If Tenant exercises the Additional Space Option within the time and in the manner hereinabove set forth and in accordance with and subject to all of the terms, covenants and conditions contained in this Rider C, then effective from and after the Additional Space Effective Date (subject to the provisions of Subparagraph D of this Paragraph 8), the Lease shall be amended as hereinafter expressly provided:

      a. the term "Premises," as such term is used in the Lease (as hereby amended), shall be amended to include the Additional Space,

      b. the floor plan set forth in Exhibit "A" of this Agreement, shall be amended to include the Additional Space; and

      c. the Annual Rent shall be increased by an amount equal to the product of (x) the amount of rentable square feet comprising the Additional Space as determined by Landlord and (y) the monthly per rentable square foot rental rate for the New Premises in effect as of the Additional Space Effective Date.

      d. Tenants agreed percentage in Exhibit B shall be adjusted to reflect the additional space.

C. Landlord agrees not to Lease the Additional Space to any other party for a term which would extend beyond the date of the commencement date of the Additional Space as granted to Tenant in Paragraph A above.

D. Tenant hereby expressly waives any right to rescind this Agreement or the Lease, or any portions thereof (including, without limitation, Tenant's exercise of the Additional Space Option set fort in the Rider C), and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Additional Space on the Additional Space Effective Date. If Landlord shall be unable to deliver to Tenant possession of the Additional Space on the Additional Space Effective and provided Tenant is not responsible for such inability to so deliver possession, the Additional Space Effective Date shall be deemed to mean the earlier of: (i) the date on which possession of the Additional Space is delivered to tenant or (ii) the date which Landlord notifies Tenant that the Additional Space is available for occupancy by Tenant. No such failure to deliver possession of the Additional Space on the Additional Space Effective Date shall affect or impair the validity of this Agreement or the Lease, or the obligations of Tenant therein or hereunder or give rise to any claim for damages by Tenant, or claim for rescission of this Agreement or termination of the Lease, nor shall same be construed to extend the expiration date.

E. Notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no option to lease the Additional Space, and the option set forth in this Rider C shall be null and void and of no further force or effect, and Landlord shall be released and relieved from any and all obligations to lease the Additional Space to Tenant if: (a) on or before the Additional Space Effective Date, the term of the Lease (as extended) terminates or ends, or (b) Tenant fails to deliver to Landlord the Additional Space Notice on the Additional Space Notice Date, time being of the essence, in accordance with this Rider C, or (c) if at the time Tenant sends to Landlord the Additional Space Notice, or during the period between the Additional Space Notice Date and the Additional Space Effective Date, an event of default has occurred under the Lease or Tenant is otherwise in default under any of the terms, covenants or conditions in the Lease on Tenant's part to observe or perform.

                                     RIDER D


      Rider to Lease dated _______________________ between MLH Income Realty Partnership V. as Landlord and Advanced Manufacturing Research.

      1. Notwithstanding anything contained in this Lease to the contrary, tenant agrees that Tenant shall look solely to the estate an interest of Landlord in the Building, subject, however, to the rights of any lessor under ground lease or superior lease or the holder of any mortgage on the Building, for the satisfaction of any right of Tenant, for the collection of any judgment or other judicial process or arbitration award requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, conditions or provisions of this Lease to be performed and/or observed by Landlord, and no other property or assets of Landlord or any partner (whether general partner or limited partner), officer, director, principal, (disclosed or undisclosed), agent, incorporator, shareholder or affiliate of Landlord shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of the rights and remedies of Tenant under or in respect of this Lease or under law, or the use and occupancy of the Premises by tenant or any other liability of Landlord to Tenant.

      2. Tenant represents that it is not a tax-exempt organization as defined under Section ss.401 or ss.501 and the Internal Revenue Code of 1980 or a Foreign entity not subject to United States taxation.